UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2008

ROHM AND HAAS COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 592-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2008, The Board of Directors elected Pierre R. Brondeau President and Chief Operating Officer of Rohm and Haas Company. As a result of this promotion, the Executive Compensation Committee of the Board of Directors increased Dr. Brondeau’s salary to $700,000, effective May 5, 2008 and increased his total long-term incentive targets by $500,000, 50% of which will be paid in restricted stock units and 50% in stock options. The number of restricted stock units and stock options will not be calculated until the next quarterly grant date on July 30, 2008. The restricted stock units will vest in three years from the grant date and the stock options will vest one-third in one year, one-third in two years and one-third in three years from the grant date.

In addition, the Executive Compensation Committee also approved a special equity grant of $1,500,000 for Jacques M. Croisetiere, Executive Vice President, Chief Financial Officer and Chief Strategy Officer which will be paid 50% in restricted stock units and 50% in stock options. The number of restricted stock units and stock options will not be calculated until the next quarterly grant date on July 30, 2008. Both the restricted stock units and stock options will vest in three years from the grant date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

May 8, 2008	By:	Robert A. Lonergan

Name: Robert A. Lonergan
Title: Executive Vice President, General Counsel and Corporate Secretary